Exhibit 10.1

NANTAWA MODIFICATION AGREEMENT

THIS AGREEMENT is dated for reference this 12th day of October, 2010

BETWEEN:
EAGLE TRAIL PROPERTIES INC., a company incorporated
under the laws of Saskatchewan, having an office at 1140
Rose Street, Regina, Saskatchewan, Canada

(“Eagle Trail”)

OF THE FIRST PART
AND:
GUINNESS EXPLORATION, INC., a company incorporated
under the laws of the state of Washington, U.S.A., having an office at
P.O. Box 1910 – Level 7 Anzac House 181 Willis Street, Wellington,
New Zealand 6140

(“Guinness”)
 OF THE SECOND PART
WHEREAS:

A.       As of November 19, 2009, Eagle Trail was the legal and beneficial owner of 175 full or fractional mineral claims/leases located in the Mt. Nansen area of the Whitehorse Mining District of the Yukon Territory, Canada, (the “Mineral Claims”).

B.        Pursuant to an Option Agreement dated November 7, 2008 (the “Dome Option”) between Eagle Trail as optionee and Pricewaterhousecoopers Inc. as optionor, Eagle Trail has the option to purchase the mineral claim identified as Dome 12:73698 located in the Mt. Nansen area of the Whitehorse Mining District of the Yukon Territory (the “Dome Claim”).

C.        Pursuant to a Mineral Claims Purchase and Sale Agreement dated November 19, 2009, (the “Purchase and Sale Agreement”) Guinness purchased an undivided 65% interest in the Mineral Claims and the Dome Option upon the fulfillment of certain stated conditions, and subject to an NSR of 3% reserved by Eagle Trail (the “Initial Interest”), through its subsidiary, Nantawa Resources Inc. (“Nantawa”).

D.        As consideration for the purchase of the Initial Interest, Guinness issued 60,000,000 restricted shares in its capital to Eagle Trail at a deemed price of $0.00103 per share (the “Share Consideration”) and was required to pay $500,000 CAD by May 30, 2010 and a further $500,000 CAD by November 30, 2010.

E.         Pursuant to a Mineral Claim Option Agreement dated November 19, 2010, (the “Option Agreement”) Eagle Trail granted an option to Guinness  to acquire a further 35% undivided interest in the Mineral Claims and the Dome Option, subject to an NSR of 3% reserved by Eagle Trail (the “Optioned Interest”).

F.         As consideration for the purchase of the Optioned Interest, Guinness paid $1,000 CAD to Eagle Trail and is required to expend a minimum of $1,000,000 CAD by October 31, 2010 and a further $1,000,000 CAD by October 31, 2011 in exploration expenditures, and to keep the Mineral Claims and the Dome Claim in good standing.

G.        Pursuant to an Amendment Agreement dated February 4, 2010, the parties agreed to amend the Purchase and Sale Agreement and the Option Agreement to provide, inter alia, that the cash portion of the purchase price for the Initial Interest could be paid in USD, resulting in two payments of $471,934 USD (rather than two payments of $500,000 CAD) after exchange rate conversion.

H.        Following execution of the Purchase and Sale Agreement and the Option Agreement, certain of the Mineral Claims as set out in attached in Schedule “A” hereto, lapsed (the “TAWA Claims”) and could not longer form part of the transactions between the parties.

I.          Guinness does not have sufficient funds to pay the $471,934 USD. due on November 30, 2010, as required by the terms of the Purchase and Sale Agreement and does not anticipate under current market conditions that it could raise funds and is, as such, at risk of forfeiting its rights under the Purchase and Sale Agreement.

J.          Guinness has to date made exploration expenditures of approximately $894,000 CAD toward its obligations under the Option Agreement and does not have sufficient funds to make further exploration expenditures of approximately $106,000 CAD due by October 31, 2011, as required by the terms of the Option Agreement and does not anticipate under current market conditions that it could raise these funds and is, as such, at risk of forfeiting its rights under the Option Agreement.

K.         The parties have agreed to modify the Purchase and Sale Agreement and the Option Agreement, as amended, and to allocate and vest interests in the remaining Mineral Claims between them, on the terms and conditions contained herein.

NOW THEREFORE in consideration of the sum of $1.00 paid by each party, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party, the parties covenant and agree as follows:

1.	Interpretation

1.1           Definitions. All terms used in this Agreement not specifically defined herein, shall have the same meaning as defined in the Purchase and Sale Agreement and the Option Agreement.

1.2           Headings.  The division of this Agreement into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.  The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Article, section or other portion hereof and includes any variation or amendment hereto from time to time and any agreement supplemental hereto.  Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

1.3           Legislation.  Any reference to a provision in any legislation is a reference to that provision as now enacted, and as amended, re-enacted or replaced from time to time, and in the event of such amendment, re-enactment or replacement any reference to that provision shall be read as referring to such amended, re-enacted or replaced provision.

1.4           Extended Meanings.  In this Agreement words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations. All references to mineral claims shall include map designated units.

1.5           Currency.  All references to currency herein are to lawful money of Canada, unless otherwise specified.

1.6           Non-Merger. The provisions contained in this Agreement shall survive the completion of the transactions contemplated by this Agreement and shall not merge in any conveyance, transfer, assignment, novation agreement or other document or instrument delivered pursuant hereto or in connection herewith.

1.7           Construction Clause. This Agreement has been negotiated and approved by counsel on behalf of all parties hereto and, notwithstanding any rule or maxim of construction to the contrary, any ambiguity or uncertainty will not be construed against any party hereto by reason of the authorship of any of the provisions hereof.

1.8           No partnership Nothing contained in this Agreement shall be construed as creating a partnership of any kind or as imposing on any party any partnership duty, obligation or liability to any other party.

2.             Representations and Warranties

2.1           Representations and Warranties of Eagle Trail.  Eagle Trail represents and warrants to Guinness that:

(a)	it has a business address at the address set forth beside its name on the first page of this Agreement;

(b)	it is a corporation duly subsisting under the laws of Saskatchewan with the corporate power to own its assets and to carry on its business in the jurisdiction in which the Property is located;

(c)	it has good and sufficient authority to enter into and deliver this Agreement;

(d)
the execution, delivery and performance of this Agreement by Eagle Trail, and the consummation of the transactions herein contemplated will not (i) violate or conflict with any term or provision of any of the articles, by-laws or other constating documents of Eagle Trail; (ii) violate or conflict with any term or provision of any order of any court, Government or Regulatory Authority or any law or regulation of any jurisdiction in which Eagle Trail’s business is carried on; or (iii) conflict with, accelerate the performance required by or result in the breach of any agreement to which it is a party or by which it is currently bound; and

(e)
this Agreement has been duly authorized, executed and delivered by Eagle Trail and constitutes a valid and binding obligation of Eagle Trail enforceable against Eagle Trail in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought.

2.2           Representations and Warranties of Guinness.  Guinness represents and warrants to Eagle Trail that:

(a)	it has a business address at the address set forth beside its name on the first page of this Agreement.

(b)
it is a corporation duly incorporated, organized and subsisting under the laws of the state of Nevada with the corporate power to own its assets and to carry on its business in the jurisdiction in which the Mineral Claims and the Dome Claim are located;

(c)	Nantawa is a wholly owned subsidiary of Guinness and holds title to Guinness’ interest in the Mineral Claims as trustee for Guinness;

(d)	The facts contained in Recitals I and J herein are true;

(e)
it has all necessary power and authority to own or lease its assets and carry on its business as presently carried on, to carry out its obligations herein and to enter into this Agreement and any agreement or instrument referred to in or contemplated by this Agreement and to do all such acts and things as are required to be done, observed or performed by it, in accordance with the terms of this Agreement and any agreement or instrument referred to in or contemplated by this Agreement;

(f)
the execution, delivery and performance of this Agreement by Guinness, and the consummation of the transactions herein contemplated will not (i) violate or conflict with any term or provision of any of the articles, by-laws or other constating documents of Guinness; (ii) violate or conflict with any term or provision of any order of any court, Government or Regulatory Authority or any law or regulation of any jurisdiction in which Guinness’ business is carried on; or (iii) conflict with, accelerate the performance required by or result in the breach of any agreement to which it is a party or by which it is currently bound; and

(g)
this Agreement has been duly authorized, executed and delivered by Guinness and constitutes a valid and binding obligation of Guinness enforceable against Guinness in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought.

2.3           Reliance and Survival.  The representations, warranties and acknowledgments set out in this Section 2 have been relied on by the parties in entering into this Agreement.  All representations and warranties made herein will survive the delivery of this Agreement to the parties and the completion of the transactions contemplated hereby and, notwithstanding such completion, will continue in full force and effect for the benefit of the parties to whom they are provided, as the case may be, indefinitely.

3.	Mineral Claims

3.1           TAWA Claims Excluded.  The parties acknowledge and agree that in consideration of the compensation payable to Guinness pursuant to paragraph 3.2, the Schedule of Mineral Claims shall be modified to not include the TAWA claims and shall henceforth and herein comprise only those claims set out in Schedule “B” attached hereto.

3.2           TAWA Claims Compensation. As partial consideration of the removal of the TAWA claims from the Schedule of Mineral Claims, Eagle Trail shall return to the treasury of Guinness, for cancellation, 5,000,000 shares of the Share Consideration.

3.3           Release.   Subject to payment of the compensation pursuant to paragraph 3.2, Guinness, on behalf of itself, and its agents, directors, officers, employees, successors, subrogees and  assigns does hereby remise, release and forever discharge Eagle Trail, its agents, directors, officers, employees, successors, subrogees and  assigns of and from any claims, causes of action, damages, demands, interest, expenses, costs and compensation of any nature or kind whatsoever that Guinness now has, or at any time hereafter can, shall, or may have, for or by reason of or arising out of the lapse or loss of the TAWA Claims.

3.4           No Acknowledgment of Liability. Guinness acknowledges that this is a compromise settlement of a disputed claim and that nothing contained herein shall be deemed or construed to be an admission of liability by Eagle Trail.

4.	Earned and Retained Interests

4.1           Earned Interest of Guinness.  Notwithstanding anything to the contrary contained in the Purchase and Sale Agreement and the Option Agreement, and without payment of further consideration, the Parties hereto do hereby agree that in consideration of all amounts paid by Guinness to Eagle Trail to date, including the issuance of the Share Consideration, the partial payment of the cash consideration, the exploration work undertaken on the Mineral Claims and the removal of the TAWA Claims, Guinness shall be deemed to have earned and shall hereby be vested with an undivided 49% interest in and to the Mineral Claims and the Dome Option, subject to the NSR of 3% retained by Eagle Trail.

4.2           Retained Interest of Eagle Trail. Notwithstanding anything to the contrary contained in the Purchase and Sale Agreement and the Option Agreement, Eagle Trail shall be deemed to retain and shall hereby be vested with an undivided 51% interest in and to the Mineral Claims and the Dome Option.

4.3           Assignment. Guinness shall not be entitled to assign its interests in the Mineral Claims or the Dome Option without the prior written consent of Eagle Trail provided that it may assign all of its interest (but not less than all) in the Mineral Claims to its wholly owned subsidiary, Nantawa Resources Inc., provided that Nantawa provides written its agreement to Eagle Trail of its intention to be bound by the term  of this Agreement.

4.4           Titles and Transfers. Title to the Mineral Claims shall be recorded in accordance with the respective interest of the parties. Within 30 days following the execution of this Agreement, Guinness shall register appropriate transfers at the Office of the Yukon Mining Recorder, to record the earned and retained interests in the Mineral Claims here provided.

5.	Maintenance of Mineral Claims

5.1           Payment of Charges. Until the sale of the Mineral Claims as contemplated by paragraph 6.1 or the formation of a joint venture as contemplated by paragraph 6.2, the parties shall pay all costs, taxes and assessments required to keep the Mineral Claims in good standing, in accordance with their respective interests.

5.2           Administrator. Guinness shall undertake the duties of administrator to ensure that the Mineral Claims remain in good standing and shall render an accounting to Eagle Trail at least 60 days before due, of all amounts payable by each party to keep the Mineral Claims in good standing and shall remit such payments on its own behalf and, upon receipt of funds from Eagle Trail, on behalf of Eagle Trail.

6.	Joint Marketing and Sale or Joint Venture

6.1           Joint Marketing and Sale. The parties shall use their best efforts to jointly market and sell their respective interests in the Mineral Claims and the Dome Option.

6.2           Joint Venture.  In the event the parties are unable to jointly sell their respective interests in the Mineral Claims and the Dome Option, within 120 days from the date of this Agreement, the interests of the parties in the Mineral Claims and the Dome Option will be governed by a Joint Venture Agreement,  the terms of which the parties will negotiate in good faith and enter into within 180 days following the date of this Agreement.

7.	Continuing Effect

7.1           Continuing Effect. This Agreement as and from the date hereof will be read and construed along with the Purchase and Sale Agreement and the Option Agreement and treated as a part thereof; and the Purchase and Sale  Agreement and Option Agreement, as hereby modified and extended, will continue to be of full force and effect; and the parties confirm and ratify the Purchase and Sale Agreement and the Option Agreement as hereby modified and extended.

8.             Public Announcements

8.1           Public Announcements.  Guinness  shall not, without the prior consent of Eagle Trail, make any disclosure regarding (i) the existence, purpose, scope, content, terms or conditions of this Agreement or other agreements relating thereto or (ii) the Mineral Claims and the Dome Option except to the extent such disclosure comprises information substantially already publicly available or unless it is necessary for any party to make such disclosure in order to comply with a statutory obligation, the requirements of a competent government or statutory agency, or the requirements of any stock exchange; provided that, where practicable, a copy of any proposed announcement or statement shall be furnished by Guinness to Eagle Trail in advance of the proposed date of publication, and Eagle Trail shall make every reasonable effort to incorporate the reasonable comments of the other parties prior to dissemination.

9.             General Provisions

9.1           Entire Agreement.  This Agreement, including all the Schedules hereto and the Purchase and Sale Agreement and the Option Agreement, as amended, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes any and all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements among the parties in connection with the subject matter hereof except as specifically set forth herein and therein. Each party acknowledges that it shall have no right to rely on any amendment, promise, modification, statement or representation made or occurring subsequent to the execution of this Agreement unless it is in writing and executed by each of the parties.

9.2           Arbitration.  If there is a dispute between the parties with respect to this Agreement, or the interpretation of this Agreement, the dispute shall be referred to a single arbitrator appointed pursuant to the laws of Saskatchewan, the arbitration shall be conducted in Saskatchewan, and the decision of the arbitrator shall be final and binding upon the parties.

9.3           Waiver.  The failure of a party in any one or more instances to insist upon strict performance of any of the terms of this Agreement or to exercise any right or privilege arising under it shall not preclude it from requiring by reasonable notice that any other party duly perform its obligations or preclude it from exercising such a right or privilege under reasonable circumstances, nor shall waiver in any one instance of a breach be construed as an amendment of this Agreement or waiver of any later breach.

9.4           Enurement. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

9.5           Further Assurances.  The parties hereto shall from time to time at the request of any of the other parties hereto and without further consideration, execute and deliver all such other additional assignments, transfers, instruments, notices, releases and other documents and shall do all such other acts and things as may be necessary or desirable to assure more fully the consummation of the transactions contemplated hereby.

9.6           Time.  Time shall be of the essence of this Agreement.

9.7           Expenses. Each party shall be responsible for its own expense in connection with negotiating and settling this Agreement.

9.8.           Amendment.  This Agreement may be amended or varied only by agreement in writing signed by each of the parties.

9.9           Governing Law and Attornment.  This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Saskatchewan and the federal laws of Canada applicable therein and the parties hereby irrevocably attorn to the non-exclusive jurisdiction of the Courts of the Province of Saskatchewan sitting in the City of Regina.

9.10           Counterparts.  This Agreement may be executed by facsimile and in as many counterparts as are necessary. All counterparts together shall constitute one agreement.

THE PARTIES, intending to be contractually bound, have entered into this Agreement as of the date set out on the first page.

EAGLE TRAIL PROPERTIES INC. By: /s/ Curtis Sim (Authorized Signatory)

GUINNESS EXPLORATION, INC. By: /s/ Alastair Brown (Authorized Signatory)

SCHEDULE “A” TO THE AGREEMENT BETWEEN
EAGLE TRAIL PROPERTIES INC. AND GUINNESS EXPLORATION INC.
DATED OCTOBER 12, 2010
LIST OF LAPSED TAWA CLAIMS

Claim	Grant Number	Expiry Date	Area (Ha)	Comments
TAWA 25	YA95051	03/01/2010	4.33	Fractions
TAWA 26	YA95052	03/01/2010	5.95	Fractions
TAWA 27	YA95151	03/01/2010	17.11	-
TAWA 28	YA95152	03/01/2010	22.34	-
TAWA 29	YA95153	03/01/2010	16.14	-
TAWA 30	YA95154	03/01/2010	20.77	-
TAWA 31	YA95155	03/01/2010	23.90	-
TAWA 32	YA95156	03/01/2010	21.36	-
TAWA 33	YA95157	03/01/2010	12.16	-
TAWA 34	YA95158	03/01/2010	18.45	-
TAWA 47	YA95163	03/01/2010	7.01	-
TAWA 48	YA95164	03/01/2010	8.00	-
TAWA 49	YA95165	03/01/2010	21.93	-
TAWA 50	YA95166	03/01/2010	23.59	-
TAWA 51	YA95167	03/01/2010	23.22	-
TAWA 52	YA95168	03/01/2010	23.93	-
TAWA 53	YA95169	03/01/2010	15.03	-
TAWA 54	YA95170	03/01/2010	22.93	-
TAWA 55	YA95171	03/01/2010	5.90	-
TAWA 56	YA95172	03/01/2010	13.37	-
TAWA 57	YA95173	03/01/2010	14.12	-
TAWA 58	YA95174	03/01/2010	16.15	-
TAWA 59	YA95175	03/01/2010	13.35	-
TAWA 60	YA95176	03/01/2010	16.19	-
TAWA 61	YA95177	03/01/2010	12.44	-
TAWA 62	YA95178	03/01/2010	11.28	-
TAWA 63	YA95179	03/01/2010	8.41	-
TAWA 64	YA95301	03/01/2010	18.96	-
TAWA 65	YA95302	03/01/2010	15.20	-
TAWA 66	YA95303	03/01/2010	21.82	-
TAWA 67	YA95304	03/01/2010	22.03	-
TAWA 68	YA95305	03/01/2010	20.61	-
TAWA 69	YA95306	03/01/2010	19.68	-
TAWA 70	YA95307	03/01/2010	19.61	-
TAWA 71	YA95308	03/01/2010	18.94	-
TAWA 72	YB06963	03/01/2010	19.15	-
TAWA 73	YB06964	03/01/2010	18.69	-
TAWA 74	YB06965	03/01/2010	19.02	-
TAWA 75	YB06966	03/01/2010	18.61	-
TAWA 83	YB06971	03/01/2010	19.28	-

TAWA 84	YB06972	03/01/2010	6.48	-
TAWA 85	YB06973	03/01/2010	20.10	-
TAWA 86	YB06974	03/01/2010	21.08	-
TAWA 87	YB06975	03/01/2010	19.83	-
TAWA 88	YB06976	03/01/2010	20.96	-
TAWA 89	YB06977	03/01/2010	19.91	-
TAWA 90	YB06978	03/01/2010	20.97	-
Total			800.29

SCHEDULE “B” TO THE AGREEMENT BETWEEN
EAGLE TRAIL PROPERTIES INC. AND GUINNESS EXPLORATION INC
DATED OCTOBER 12, 2010
REVISED LIST OF MINERAL CLAIMS

Claim	Grant Number	Expiry Date	Area (Ha)	Comments
ROSE	04241	09/10/2019	20.42	Lease
GOLDEN EAGLE	04278	09/10/2019	20.96	Lease
WAR EAGLE	04279	09/10/2019	20.77	Lease
SHAMROCK	04354	09/10/2019	20.73	Lease
SPOT	04361	09/10/2019	19.92	Lease
ARLEP	04368	09/10/2019	14.48	Lease
PHYLLIS	04369	09/10/2019	20.26	Lease
RUB	55633	09/10/2019	1.84	Lease
PUB	55663	09/10/2019	1.93	Lease
SUN DOG	55665	09/10/2019	3.20	Lease
CUB	55666	09/10/2019	1.29	Lease
JAM	55890	09/10/2019	11.64	Lease
PAM	55892	09/10/2019	2.64	Lease
DOME 1	73537	06/02/2014	15.10	-
DOME 2	73538	06/02/2014	15.51	-
DOME 3	73539	06/02/2014	17.29	-
DOME 4	73540	06/02/2014	17.98	-
DOME 6	73542	06/02/2014	17.32	-
DOME 7	73543	06/02/2014	25.34	-
DOME 8	73694	06/02/2014	12.47	-
DOME 14	73700	06/02/2014	21.07	-
DOME 16	73702	06/02/2014	20.61	-
DOME 17	73703	06/02/2014	18.41	-
DOME 18	73704	06/02/2014	18.56	-
DOME 19	73705	06/02/2014	16.73	-
DOME 20	73706	06/02/2014	13.42	-
JOANNE 1	74283	06/02/2014	19.79	-
JOANNE 2	74284	06/02/2014	19.51	-
JOANNE 3	74285	06/02/2014	20.36	-
JOANNE 4	74286	06/02/2014	14.78	-
JOANNE 5	74287	06/02/2014	19.83	-
JOANNE 6	74288	06/02/2014	19.69	-
DOME 25	77746	06/02/2014	15.19	-
DOME 26	77747	06/02/2014	22.54	-
DOME 27	77748	06/02/2014	20.32	-
DOME 28	77749	06/02/2014	21.74	-
DOME 33	77754	06/02/2014	25.50	-
DOME 34	77755	06/02/2014	23.29	-
DOME 35	77756	06/02/2014	22.39	-

DOME 36	77757	06/02/2014	23.97	-
DOME 37	77758	06/02/2014	14.23	-
DOME 38	77759	06/02/2014	18.48	-
DOME 39	77760	06/02/2014	14.95	-
DOME 40	77761	06/02/2014	20.51	-
DOME 41	77762	06/02/2014	20.76	-
DOME 42	77763	06/02/2014	19.93	-
DOME 43	77764	06/02/2014	20.47	-
DOME 49	77770	06/02/2014	8.18	-
DOME 50	77771	06/02/2014	18.83	-
DOME 51	77772	06/02/2014	19.05	-
DOME 52	77773	06/02/2014	21.85	-
DOME 53	77774	06/02/2014	22.80	-
DOME 54	77775	06/02/2014	14.69	-
DOME 55	77776	06/02/2014	13.09	-
DOME 56	77777	06/02/2014	13.35	-
DOME 57	77778	06/02/2014	20.47	-
DOME 58	77779	06/02/2014	19.41	-
DOME 60	77781	06/02/2014	20.06	-
DOME 61	77782	06/02/2014	18.91	-
DOME 63	77784	06/02/2014	22.51	-
DOME 64	77785	06/02/2014	22.88	-
DOME 65	77786	06/02/2014	20.66	-
DOME 66	77787	06/02/2014	21.18	-
DOME 78	81842	06/02/2014	25.41	-
DOME 79	81843	06/02/2014	24.10	-
DOME 80	81844	06/02/2014	24.20	-
DOME 81	81845	06/02/2014	22.52	-
DOME 82	81846	06/02/2014	23.26	-
DOME 83	81847	06/02/2014	18.72	-
DOME 84	81848	06/02/2014	19.37	-
DOME 86	81850	06/02/2014	20.76	-
HIW 9	YA23835	06/02/2014	19.44	-
HIW 10	YA23836	06/02/2014	20.83	Fractions
HIW 11	YA23837	06/02/2014	21.55	Fractions
HIW 12	YA23838	06/02/2014	19.93	Fractions
HIW 13	YA23839	06/02/2014	20.72	-
HIW 14	YA23840	06/02/2014	19.55	-
HIW 15	YA23841	06/02/2014	20.15	-
HIW 16	YA23842	06/02/2014	19.86	-
HIW 17	YA23843	06/02/2014	19.92	-
HIW 1	YA24813	06/02/2014	4.74	Fractions
HIW 2	YA24814	06/02/2014	5.15	Fractions
HIW 7	YA24819	06/02/2014	3.01	Fractions
DD 1	YA59596	06/02/2014	20.62	-
DD 2	YA59597	06/02/2014	22.35	-
DD 15	YA59610	06/02/2014	19.20	-

DD 16	YA59611	06/02/2014	19.21	-
DD 17	YA59612	06/02/2014	19.37	-
DD 18	YA59613	06/02/2014	19.85	-
DD 19	YA59614	06/02/2014	20.17	-
DD 20	YA59615	06/02/2014	19.90	-
DD 21	YA59616	06/02/2014	19.64	-
DD 22	YA59617	06/02/2014	19.17	-
DD 23	YA59618	06/02/2014	18.69	-
DD 24	YA59619	06/02/2014	18.30	-
DD 25	YA59620	06/02/2014	18.18	-
DD 26	YA59621	06/02/2014	17.65	-
DD 27	YA59622	06/02/2014	19.49	-
DD 28	YA59623	06/02/2014	18.71	-
TBR 1	YA86690	06/02/2014	8.92	-
TBR 2	YA86691	06/02/2014	20.16	-
TBR 3	YA86692	06/02/2014	20.03	-
TBR 4	YA86693	06/02/2014	20.84	-
TBR 5	YA86694	06/02/2014	18.34	-
TBR 6	YA86695	06/02/2014	20.92	-
TBR 7	YA86696	06/02/2014	15.96	-
TBR 8	YA86697	06/02/2014	21.79	-
ONT 38	YA87204	06/02/2014	20.26	-
ONT 40	YA87206	06/02/2014	18.34	-
ONT 42	YA87208	06/02/2014	5.73	-
EEK 1	YA87210	06/02/2014	21.07	-
EEK 2	YA87211	06/02/2014	20.08	-
EEK 3	YA87212	06/02/2014	20.70	-
EEK 4	YA87213	06/02/2014	20.68	-
EEK 5	YA87214	06/02/2014	20.80	-
EEK 6	YA87215	06/02/2014	19.58	-
EEK 7	YA87216	06/02/2014	19.97	-
EEK 8	YA87217	06/02/2014	21.91	-
EEK 9	YA87218	06/02/2014	22.64	-
EEK 14	YA87223	06/02/2014	21.36	-
EEK 15	YA87224	06/02/2014	21.22	-
EEK 16	YA87225	06/02/2014	21.76	-
EEK 17	YA87226	06/02/2014	20.01	-
EEK 18	YA87227	06/02/2014	20.74	-
ONT 44	YA92655	06/02/2014	16.80	-
ONT 45	YA92656	06/02/2014	12.91	-
ONT 46	YA92657	06/02/2014	18.48	-
ONT 47	YA92658	06/02/2014	14.41	-
Total			2,336,14